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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 2, 2003



                         ASCENTIAL SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)


                            -----------------------


               DELAWARE                                0-15325                              94-3011736
    (State or other jurisdiction of           (Commission File Number)           (IRS Employer Identification No.)
            incorporation)



             50 WASHINGTON STREET, WESTBOROUGH, MASSACHUSETTS 01581
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (508) 366-3888



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         Ascential Software Corporation ("Ascential") has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 2, 2003 by and among Ascential, Greek Acquisition Corporation, a wholly-owned subsidiary of Ascential ("Purchaser"), and Mercator Software, Inc. ("Mercator") pursuant to which the Purchaser has agreed to commence an offer to purchase all of the outstanding common shares of Mercator, $0.01 par value (such shares, together with any associated preferred stock or other rights issued pursuant to the Rights Agreement, dated as of September 2, 1998, by and between Mercator and The Bank of New York, as Rights Agent, as amended, are hereinafter referred to as the "Mercator Shares"), at a price per share of $3.00, net to the stockholder in cash (the "Offer Price"), upon the terms and subject to the conditions to be set forth in an Offer to Purchase and related Letter of Transmittal (which together with any amendments or supplements thereto will constitute the "Offer") to be sent to Mercator's stockholders.

         The Merger Agreement provides that, subject to certain exceptions, following satisfaction or waiver of the conditions of the Offer, the Purchaser will purchase all of the outstanding Mercator Shares validly tendered pursuant to the Offer and not withdrawn. The Offer is subject to certain conditions, including the receipt of tenders of at least 51% of the outstanding Mercator Shares, on a fully diluted basis. The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, after purchase of Mercator Shares by Purchaser in the Offer, Purchaser will be merged with and into Mercator (the "Merger"), with Mercator surviving the merger as the Surviving Corporation. Pursuant to the Merger Agreement, at the effective time of the merger each Mercator Share outstanding immediately prior to the effective time of the merger (other than Mercator Shares held by Ascential or any subsidiary of Ascential (including Purchaser), all of which shall be cancelled, or holders of Mercator Shares who have perfected their dissenters rights under Delaware law) will be converted into the right to receive the Offer Price, without interest.

         In connection with the Offer and the Merger, Ascential, Purchaser and certain directors, executive officers and officers of Mercator identified therein (each an Individual and collectively, the "Individuals") entered into a Stock Tender Agreement (the "Stock Tender Agreement") dated as of August 2, 2003 which provides for the tender by such Individuals of their Mercator Shares pursuant to the Offer, the grant by such Individuals of an irrevocable proxy to officers of Purchaser to vote their Mercator Shares in favor of the Merger and the Merger Agreement and against any action or agreement that is contrary to the Merger Agreement and the grant by such Individual to Purchaser of an option to purchase such Individual's Mercator Shares in the event such Individual fails to comply with the terms of the Stock Tender Agreement. The Mercator Shares held by such Individuals represent approximately 6% of the outstanding Mercator Shares.

         In connection with the Offer and the Merger, Ascential, Purchaser and Mercator entered into a Common Stock Option Agreement (the "Option Agreement") dated as of August 2, 2003 pursuant to which Mercator has granted Purchaser an option (the "Option") to purchase up to 19.99% of the then outstanding Mercator Shares at a purchase price per share equal to the Offer Price if Purchaser has accepted and made payment for the Mercator Shares in the Offer and


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following the exercise of the Option, Purchaser will own at least 90% of the then outstanding Mercator Shares.

         The Merger Agreement, the Stock Tender Agreement and the Option Agreement are attached to this report as exhibits 2.1, 10.1 and 10.2, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

       Exhibit
         No.                     Exhibit
         ---                     -------
         2.1                    Agreement and Plan of Merger, dated as of August 2, 2003, by and among Ascential
                                Software Corporation, Greek Acquisition Corporation and Mercator Software, Inc.

         10.1                   Stock Tender Agreement, dated as of August 2, 2003, by and among Ascential Software
                                Corporation, Greek Acquisition Corporation and certain directors and executive and other officers of Mercator Software, Inc. set forth therein

         10.2                   Common Stock Option Agreement, dated as of
                                August 2, 2003, by and among Ascential Software
                                Corporation, Greek Acquisition Corporation and
                                Mercator Software, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ASCENTIAL SOFTWARE CORPORATION
                                                  (Registrant)

Date:  August 5, 2003
                                                  /s/ Peter Fiore
                                                  ------------------------------
                                                  By:    Peter Fiore
                                                         President


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                                  EXHIBIT INDEX

       Exhibit
         No.                     Exhibit
         ---                     -------
         2.1                    Agreement and Plan of Merger, dated as of August 2, 2003, by and among Ascential
                                Software Corporation, Greek Acquisition Corporation and Mercator Software, Inc.

         10.1                   (Stock Tender Agreement, dated as of August 2, 2003, by and among Ascential Software
                                Corporation, Greek Acquisition Corporation and the directors and certain executive and other officers of Mercator Software, Inc. set forth therein

         10.2                   Common Stock Option Agreement, dated as of
                                August 2, 2003, by and among Ascential Software
                                Corporation, Greek Acquisition Corporation and
                                Mercator Software, Inc.


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